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                                                                  EXHIBIT NO. 21

                          Subsidiaries of the Company


                                                                State of
                                                                --------
                     Name                                     Incorporation
                     ----                                     -------------

Pro-Soft Development Corp.                                  California
The Chapel Hill Group - Technology Consultants, Inc.        North Carolina
Net Guru Technologies, Inc.                                 Illinois
International Certification Internet Institute              Ireland
ComputerPREP, Inc.                                          Delaware